UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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SUPREME INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPREME INDUSTRIES, INC.

2581 East Kercher Road

Goshen, IN  46528

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 7, 2014

To Stockholders of

SUPREME INDUSTRIES, INC.:

The annual meeting of stockholders of Supreme Industries, Inc. (the “Company”) will be held at the Company’s main production facility located behind the corporate office at 2581 E. Kercher Road, Goshen, Indiana, on May 7, 2014, at 10:00 a.m. Eastern Time for the following purposes:

1.              To elect ten directors to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified;

2.              To amend the Certificate of Incorporation of the Company to increase the aggregate number of shares of Class A Common Stock that the Company is authorized to issue from 20,000,000 to 25,000,000 shares;

3.              To ratify the selection of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm; and

4.              To transact such other business as may properly come before the meeting and any adjournment thereof.

Information regarding matters to be acted upon at this meeting is contained in the accompanying Proxy Statement.  Only stockholders of record at the close of business on March 14, 2014, are entitled to notice of and to vote at the meeting and any adjournment thereof.

All stockholders are cordially invited to attend the meeting.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.  PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.

By Order of the Board of Directors

Goshen, Indiana	William J. Barrett
April 17, 2014	Secretary

SOLICITATION OF PROXIES

This Proxy Statement and accompanying Proxy are furnished to owners of the Company’s common stock, par value $.10 per share (the “Common Stock”), in connection with the solicitation of proxies by the Board of Directors of Supreme Industries, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s main production facility located behind the corporate office at 2581 E. Kercher Road, Goshen, Indiana, on May 7, 2014 at 10:00 a.m. Eastern Time, or at any adjournment thereof.  For directions, please call 574.642.4888, Ext. 447. The Notice of Meeting, the form of Proxy, and this Proxy Statement are being mailed to the Company’s stockholders on or about April 17, 2014.

The expense of proxy solicitation will be borne by the Company.  The Company’s officers and/or employees and those of its transfer agent may solicit proxies by telephone or personal contact, but in such event no additional compensation will be paid by the Company for such solicitation efforts, however, the Company will reimburse such persons for all accountable costs so incurred.

A copy of the 2013 Annual Report to Stockholders of the Company for its fiscal year ended December 28, 2013, is being mailed with this Proxy Statement to all such stockholders entitled to vote, but does not form any part of the information for solicitation of proxies.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be held on May 7, 2014

This Proxy Statement, the accompanying proxy card, and our 2013 Annual Report to Stockholders are available at www.proxy.supremeind.com.

RECORD DATE AND VOTING SECURITIES

The Board of Directors of the Company has fixed the close of business on March 14, 2014, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting.  As of the record date, there were 14,603,821 shares of Class A Common Stock and 1,771,949 shares of Class B Common Stock of the Company issued and outstanding.  The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of each of the Class A Common Stock and the Class B Common Stock as of the record date is necessary to constitute a quorum at the Annual Meeting with respect to matters upon which both classes of Common Stock are entitled to vote.

ACTION TO BE TAKEN AND VOTE REQUIRED

Action will be taken at the Annual Meeting to elect a Board of Directors, to amend the Certificate of Incorporation of the Company to increase the aggregate number of shares of Class A stock that the Company is authorized to issue from 20,000,000 to 25,000,000 shares, and to ratify the selection of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 27, 2014.  Each proxy will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies.  Any proxy that is validly executed, but on which no directions are specified, will be voted for the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.  Any person executing the enclosed proxy may nevertheless revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company either a written instrument expressly revoking it or a duly executed proxy bearing a later date.  Furthermore, such person may nevertheless elect to attend the Annual Meeting and vote in person, in which event the proxy will be revoked.

The Company’s Certificate of Incorporation authorizes two classes of $.10 par value Common Stock (designated Class A and Class B) as well as one class of $1.00 par value preferred stock.  No shares of the preferred stock are outstanding.  In voting on all matters expected to come before the Annual Meeting, a stockholder of either Class A or Class B Common Stock will be entitled to one vote, in person or by proxy, for each share held in his or her name on the record date.  The holders of the Class A Common Stock will be entitled to elect that number (rounded down) of directors equal to the total number of directors to be elected divided by three, i.e., three directors, and the holders of the Class B Common Stock will be entitled to elect the remaining directors.  The Class A directors are elected by majority vote of shares held by holders of Class A Common Stock attending in person or represented by proxy and entitled to vote at the Annual Meeting.  The Class B directors are elected by plurality vote of the holders of Class B Common Stock attending in person or represented by proxy.

In order to amend the Certificate of Incorporation of the Company to increase the aggregate number of shares of Class A Common Stock that the company is authorized to issue, an affirmative vote of a majority of the outstanding combined shares of the Class A Common Stock and the Class B Common Stock is necessary.

The ratification of the selection of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 27, 2014, must be approved by majority vote of the outstanding combined shares of the Class A Common Stock and Class B Common Stock held by the holders of such Class A Common Stock and Class B Common Stock attending in person or represented by proxy and entitled to vote at the Annual Meeting.

The Company’s Certificate of Incorporation prohibits cumulative voting.  Abstentions are voted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists.  In the election of the Class B directors, votes withheld will have no effect on the outcome of the vote.  In the election of the Class A directors, the vote to amend the Certificate of Incorporation of the Company to increase the aggregate number of shares of Class A Common Stock that the Company is authorized to issue, and the vote on the ratification of the selection of our independent registered public accounting firm, abstentions will have the effect of a vote “against” the proposal.  Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions from a stockholder as to how to vote on those proposals (so-called “broker non-votes”) are considered “shares present” for purposes of determining whether a quorum exists so long as the brokers have discretionary voting authority for at least one matter to be voted on at the Annual Meeting.  However, broker non-votes are not considered to be shares entitled to vote and will not affect the outcome of any vote other than the vote to amend the Certificate of Incorporation for which they will be counted as votes against the amendment.

Brokers are not permitted to vote stockholders’ shares for the election of directors. Therefore, we urge all stockholders to give voting instructions to their brokers on all voting items.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tabulation sets forth the names of those persons who are known to management to be the beneficial owners as of March 14, 2014, of more than five percent (5%) of the Company’s Class A or Class B Common Stock.  Such tabulation also sets forth the number of shares of the Company’s Class A or Class B Common Stock beneficially owned as of March 14, 2014 by all of the Company’s directors and nominees, named executive officers, and all directors and officers of the Company as a group.  Except as set forth below, persons having direct beneficial ownership of the Company’s Common Stock possess the sole voting and dispositive power in regard to such stock.  Class B Common Stock is freely convertible on a one-for-one basis into an equal number of shares of Class A Common Stock, and ownership of Class B Common Stock is deemed to be beneficial ownership of Class A Common Stock under Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As of March 14, 2014 there were 14,603,821 shares of Class A Common Stock and 1,771,949 shares of Class B Common Stock outstanding.

The following tabulation also includes shares of Class A Common Stock covered by outstanding vested options granted under the Company’s 2004, 2001, and 1998 Stock Option Plans, which options are collectively referred to as “Stock Options.”  The Stock Options have no voting or dividend rights until such time as the options are exercised.

Name and Address of Beneficial Owner	Title Class	Amount and Nature of Beneficial Ownership		Percent of Class (1)

Heartland Advisors, Inc.	Class A	1,338,750	(2)	9.2%
789 North Water Street
Milwaukee, WI 53202

Wilen Management Corp.	Class A	1,073,595	(3)	7.4%
14551 Meravi Drive
Bonita Springs, FL 34135

First Manhattan Co.	Class A	776,202	(4)	5.3%
399 Park Avenue
New York, NY 10022

William J. Barrett	Class A	1,895,868	(5)(6)(10)	12.2%
P.O. Box 6199	Class B	902,856	(6)	51.0%
Fair Haven, NJ 07704

Herbert M. Gardner	Class A	1,150,569	(5)(7)(10)	7.5%
2581 East Kercher Road	Class B	654,378	(7)	36.9%
Goshen, IN 46528

Edward L. Flynn	Class A	312,902	(5)(8)	2.2%
7511 Myrtle Avenue
Glendale, NY 11385

Name and Address of Beneficial Owner	Title Class	Amount and Nature of Beneficial Ownership		Percent of Class (1)

Robert J. Campbell	Class A	166,159	(9)(10)	1.1%
455 CR 1138	Class B	50,001		2.8%
Cumby, TX 75433

Mark C. Neilson	Class A	125,241	(5)	*
7140 Calabria Court
San Diego, CA 92122

Mark D. Weber	Class A	113,560	(5)	*
2581 East Kercher Road
Goshen, IN 46528

Michael L. Oium	Class A	81,663	(5)	*
2581 East Kercher Road
Goshen, IN 46528

Matthew W. Long	Class A	56,912	(5)	*
2581 East Kercher Road
Goshen, IN 46528

Peter D. Barrett	Class A	47,333	(10)(11)	*
1229 Ridgedale Road	Class B	29,467		1.7%
South Bend, IN 46614

Wayne A. Whitener	Class A	25,718	(5)	*
101 E. Park Blvd. Suite 955
Plano, TX 75074

Arthur J. Gajarsa	Class A	25,682		*
P.O. Box 226
Holderness, NH 03245

Thomas B. Hogan, Jr.	Class A	23,852		*
46 Shrewsbury Drive
Rumson, NJ 07760

All directors and officers as a group	Class A	4,025,459	(5)(6)(7)(8)(9)(10)	24.2%
	Class B	1,636,702	(6)(7)	92.4%

* Less than 1%

(1)  The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Exchange Act. In making these calculations, shares beneficially owned by a person as a result of the ownership of stock options, restricted stock, and ownership of Class B Common Stock, were deemed to be currently outstanding solely with respect to the holders of such stock options, restricted stock, and Class B Common Stock.

(2)  Heartland Advisors, Inc. (“Heartland”) filed a Schedule 13G on February 6, 2014, reporting that Heartland and William J. Nasgovitz, President of Heartland, own and have shared voting and dispositive power over 1,338,750 shares of Class A Common Stock. All information presented above relating to Heartland is based solely on the Schedule 13G.

(3)  Wilen Investment Management Corp. (“Wilen”) filed a Schedule 13G/A on January 28, 2014, reporting that Wilen owns and has sole voting and dispositive power over 1,073,595 shares of Class A Common Stock. All information presented above relating to Wilen is based solely on the Schedule 13G/A.

(4)  First Manhattan Co. (“First Manhattan”) filed a Schedule 13G/A on February 12, 2014, reporting that First Manhattan has shared voting power over 616,163 shares of Class A Common Stock and shared dispositive power over 776,202 shares of Class A Common Stock. All information presented above relating to First Manhattan is based solely on the Schedule 13G/A.

(5)  Includes the number of shares of Class A Common Stock set forth opposite the persons named in the following table which shares are beneficially owned as a result of the ownership of stock under the Company’s 2012 Long-Term Incentive Plan and the 2004, 2001, and 1998 Stock Option Plans.

	Stock	Restricted
	Options	Stock
William J. Barrett	116,139	—
Herbert M. Gardner	109,871	—
Mark D. Weber	—	113,560
Matthew W. Long	—	41,162
Michael L. Oium	41,023	29,288
Edward L. Flynn	6,811	—
Wayne A. Whitener	6,811	—
Mark C. Neilson	5,351	—
All directors and officers as a group	286,006	184,010

(6)  Includes 115,439 shares of Class A Common Stock and 16,857 shares of Class B Common Stock owned by Mr. Barrett’s wife.  Mr. Barrett has disclaimed beneficial ownership of these shares.

(7)  Includes 10,969 shares of Class A Common Stock and 66,516 shares of Class B Common Stock owned by a generation skipping marital trust under the will of Mary K. Gardner, Mr. Gardner’s wife.  Mr. Gardner has disclaimed beneficial ownership of these shares.

(8)  Includes 39,505 shares of Class A Common Stock owned beneficially by Mr. Flynn’s wife.  Mr. Flynn has disclaimed beneficial ownership of these shares.

(9)  Includes 465 shares of Class A Common Stock owned beneficially by Mr. Campbell’s wife as custodian for their children.  Mr. Campbell has disclaimed beneficial ownership of these shares.

(10)  Includes the number of shares of Class A Common Stock which are deemed to be beneficially owned as a result of ownership of shares of Class B Common Stock, which Class B shares are freely convertible on a one-for-one basis into shares of Class A Common Stock.

(11)  Includes 6,485 shares of Class A Common Stock in which Mr. Barrett shares voting power with his spouse and children.

Depositories such as The Depository Trust Company (Cede & Company) as of March 14, 2014 held, in the aggregate, more than 5% of the Company’s then outstanding Class A Common Stock.  The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof.  Except as noted in the table above, the Company has no reason to believe that any of such beneficial owners hold more than 5% of the Company’s outstanding voting securities.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Ten directors are to be elected at the Annual Meeting of Stockholders.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below for the term of one year and until their successors are duly elected and have qualified.  The Company’s Board of Directors is currently comprised of nine members.  The Board of Directors has determined to increase its number to ten members effective with the election of directors at the 2014 Annual Meeting of Stockholders.

Of the persons named below, Messrs. Flynn, Neilson, and Weber have been nominated by the independent directors of the Board of Directors for election by the holders of Class A Common Stock, and the remaining persons have been nominated by the independent directors of the Board of Directors for election by the holders of Class B Common Stock.  In addition to serving as directors, Messrs. Barrett and Gardner were executive officers of the Company (or its subsidiary) as of December 28, 2013.  Officers are elected annually by the Board of Directors at the Annual Meeting of Directors held immediately following the Annual Meeting of Stockholders.

Although it is not contemplated that any nominee will be unable to serve as a director, in such event the proxies will be voted by the holders thereof for such other person as may be designated by the current Board of Directors.  The management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and to the knowledge of management, the nominees intend to serve the entire term for which election is sought.

Only ten nominees for director are named even though the Company’s bylaws allow a maximum of fifteen, since the proposed size of the board is deemed adequate to meet the requirements of the Board of Directors.  The proxies given by the Class A stockholders cannot be voted for more than three persons, and the proxies given by Class B stockholders cannot be voted for more than seven persons.  The information set forth below with respect to each of the nominees has been furnished by each respective nominee.

Name, Age, and Business Experience	Executive Officer Since	Positions with Company

Herbert M. Gardner, 74

Chairman of the Board of the Company since 1979, Chief Executive Officer of the Company from 1979 to January 2011; President of the Company from June 1992 to February 2006; Executive Vice President of Barrett-Gardner Associates, Inc., an investment banking firm, from November 2002 until June 2009, and previously Senior Vice President of Janney Montgomery Scott LLC, investment bankers, from 1978 to 2002; former Director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company, from 2000 to May 2013; Director of TGC Industries, Inc., a company engaged in the geophysical services industry, since 1980; Director of Chase Packaging Corporation, a development stage company, since 2001; former Director of Nu-Horizons Electronics Corp., an electronics component distributor, from 1984 until 2011; and former Director of MKTG, Inc., a marketing and sales promotion company from 1997 until January 2010. Mr. Gardner was selected to serve as a director of the Company due to his depth of knowledge of the Company, including its strategies, operations and markets, his acute business judgment, his strong leadership skills, and his long-standing relationship with the Company.

	1979	Chairman of the Board

William J. Barrett, 74

Secretary and Assistant Treasurer of the Company and a Director since 1979 and Executive Vice President (Long Range and Strategic Planning) of the Company since 2004; President of W. J. Barrett Associates, Inc., an investment banking firm, since June 2009; President of Barrett-Gardner Associates, Inc., an investment banking firm, from November 2002 until June 2009, and previously Senior Vice President of Janney Montgomery Scott LLC, investment bankers, from 1978 to 2002; Chairman of the Board and Director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company from 2000 to May 2012; Director of TGC Industries, Inc., a company engaged in the geophysical services industry, since 1980; Director of Chase Packaging Corporation, a development stage company, since 2001; Director of Babson Corporate Investors, a closed-end investment company, since July 2006; and Director of Babson Participation Investors, a closed-end investment company, since July of 2006. Mr. Barrett brings to the Board of Directors of the Company keen business and financial judgment and an extraordinary understanding of the Company’s business, history, and organization, as well as extensive leadership experience. Mr. Barrett is the father of Peter D. Barrett.

	1979	Executive Vice President (Long Range and Strategic Planning), Assistant Treasurer, Secretary, and Director

Robert J. Campbell, 82

Director of the Company since 1979; Retired Chief Executive Officer of TGC Industries, Inc., a company engaged in the geophysical services industry from March 1996 to December 1998; Vice Chairman of the Board and Chief Executive Officer of TGC Industries, Inc. from July 1993 through March 1996; Chairman of the Board and Chief Executive Officer of TGC Industries, Inc. from July 1986 to July 1993; and prior to such time, President and Chief Executive Officer of TGC Industries, Inc. for more than five years. Mr. Campbell’s qualifications to serve as a director of the Company include his extensive management experience and knowledge of its business, his business acumen and his experience as chief executive officer of another public company.

	n/a	Director

Edward L. Flynn, 79

Director of the Company since 2007; Owner of Flynn Meyer Company, a management company for the restaurant industry, since 1976; Director and Treasurer of Citri-Lite Co., a soft drink company, since 1994; Director of TGC Industries, Inc., a company engaged in the geophysical services industry; Director of Chase Packaging Corporation, a development stage company; and Director of Biojet Medical, a medical device company. Mr. Flynn is an experienced leader of major organizations and brings to the Board of Directors of the Company strong executive management skills and experience serving on the boards of other public companies.

	n/a	Director

Name, Age, and Business Experience	Executive Officer Since	Positions with Company

Arthur J. Gajarsa, 73

Director of the Company since July 2012; in January of 2013, Judge Gajarsa joined the law firm of Wilmer, Cutler, Pickering, Hale and Dorr as Senior Counsel and is employed there; Chairman of the Board of Trustees of Rensselaer Polytechnic Institute since 2011, Vice Chairman from 1998 to 2010, and Trustee since 1994; Director of Georgetown University Board of Directors from 1996 to 2008, and Chairman of the Audit Committee, the Law Committee, and a member of the Executive Committee from 2002 to 2008; U.S. Circuit Judge for the U.S. Court of Appeals for the Federal Circuit from 1997 to 2012. Prior to his judicial appointment, Judge Gajarsa served as Senior Partner at Joseph, Gajarsa, McDermott & Reiner, P.C., and previously served as Special Counsel to the Secretary of the Interior and Commissioner of Indian Affairs. He also worked at the Department of Commerce at the USPTO and worked as a systems analyst at the Department of Defense. Judge Gajarsa provides the Board insight and experience in the areas of legal compliance, corporate mergers and acquisitions, commercial litigation, international trade, and intellectual property.

	n/a	Director

Thomas B. Hogan, Jr., 68

Director of the Company since June 2012; Director of Aerial Holding, Inc., formerly Pictometry International Corporation, since 2006, and Chairman of the Audit Committee since 2006; Director of Provident Bank of New Jersey since 2010, Chairman of the Audit Committee since 2011, and member of the Compensation Committee since 2013; Chief Operating Officer, Northeast Practice, Deloite & Touche, from 2003 to 2006. In previous years he served as the Managing Partner of the Rochester, Pittsburgh, St. Louis and New Jersey offices of that firm. From 2007 until it was sold in 2008, he was a director of Energy East Corporation, a public utility holding company which served New York, Connecticut, Massachusetts, Maine and New Hampshire. Mr. Hogan had nearly 40 years of experience with the public accounting firm of Deloitte & Touche which makes him exceptionally qualified to advise the Board of Directors in accounting and financial matters. Mr. Hogan qualifies as an “audit committee financial expert” under guidelines of the Securities and Exchange Commission.

	n/a	Director

Mark C. Neilson, 55

Director of the Company since 2003; President/Founder of Accretive CFO Services of San Diego LLC and Accretive LLC (Indiana), a financial consulting services firm since December 2010; Partner, Tatum, LLC, a financial and technology consulting division of Spherion, from September 2005 to August 2010; Director of Smoker Craft, Inc., a manufacturer of pontoon and fishing boats, since December 2010; Chief Financial Officer of Towne Air Freight, Inc., an air freight trucking company, from April 2001 to February 2005; independent business consultant from November 1998 to March 2001; Chief Financial Officer of Therm-O-Lite, Inc., a manufacturer of interior insulated windows, from January 2000 through June 2009; and Chief Financial Officer and Director of Shelter Components Corporation, a supplier to the recreational vehicle industry, from March 1986 to October 1998. Mr. Neilson was selected to serve as a director of the Company due to his extensive background in public accounting and auditing. Mr. Neilson qualifies as an “audit committee financial expert” under guidelines of the Securities and Exchange Commission.

	n/a	Director

Name, Age, and Business Experience	Executive Officer Since	Positions with Company

Mark D. Weber, 56

President, Chief Executive Officer and a Director of the Company from May of 2013. From 2003 to 2013 Mr. Weber was the Group President of the Environmental Solutions Group of Federal Signal Corporation (NYSE: FSS), a leading manufacturer of environmental cleaning equipment, emergency signaling systems and industrial warning equipment; prior to that he served in various executive positions with Federal Signal from 1996 and for seventeen years prior to that, in various positions with Cummins Engine Company (NYSE: CMI). Mr. Weber was selected to serve due to his extensive executive leadership, operational, and strategic experience.

	2013	President and Chief Executive Officer, Director

Wayne A. Whitener,62

Director of the Company since 2008; Director of TGC Industries, Inc. (“TGC”), a company engaged in the geophysical services industry, since 1984; President of TGC since 1986; Chief Executive Officer of TGC since January 1999; Chief Operating Officer of TGC from July 1986 to December 1998; President of Tidelands Geophysical Co., Inc., a wholly-owned subsidiary of TGC, since 1987; and Director of Chase Packaging Corporation, a development stage company since 2009. As the principal executive officer of another publicly held company, Mr. Whitener provides valuable insight and guidance on the issues of corporate strategy and risk management.

	n/a	Director

Peter D. Barrett, 44

Director nominee. Mr. Barrett has been with Smoker Craft, Inc. for eighteen years, most recently serving as Senior Vice President of Marketing and Corporate Development (since 2008), and serving as Director since 2007. Prior to this position, Mr. Barrett served in positions of increasing responsibility with Smoker Craft and Starcraft Marine, LLC, a company that was later combined into Smoker Craft. Mr. Barrett was nominated to serve due to his experience as a director of a manufacturing company and his experience in sales, marketing, and product development. Mr. Barrett is the son of William J. Barrett.

	n/a	Director Nominee

The Board of Directors recommends a vote FOR Proposal No. 1.

EXECUTIVE OFFICERS

Name, Age, and Business Experience	Positions with Company

Matthew W. Long, 52

Chief Financial Officer, Treasurer, and Assistant Secretary since April 2011. Interim Chief Executive Officer from March 2012 to May 2013. From June 2003 until February 2011, Treasurer of CTS Corporation, a manufacturer of electronic components and sensors and supplier of electronics manufacturing services. Assistant Treasurer of CTS from December 2000 until May 2003. Previously, he held a variety of accounting positions for Emerson Electric, General Housewares/Chicago Cutlery, and United Technologies.

Chief Financial Officer, Treasurer, and Assistant Secretary

Michael L. Oium, 53

Vice President, Operations since October of 2011. From February 2011 to October 2011, Vice President, Sourcing. General Manager, Supreme Truck Bodies of California, Incorporated’s truck body plant from 1997 to 2011. Prior to Supreme, Mr. Oium spent twelve years in progressively more responsible positions with Morgan Corporation and four years with Lear Corporation, a leading supplier of automotive interiors to original equipment manufacturers (OEMs).

Vice President, Operations

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of Common Stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of Common Stock. Based solely upon a review of copies of such reports furnished to the Company and written representations provided to the Company, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, executive officers, and ten percent (10%) stockholders during 2013.

BOARD OF DIRECTORS

Board Leadership Structure

As a holding company, Supreme Industries, Inc. (NYSE MKT: STS), is uniquely structured in that it has very few officers and is designed to have our business operations conducted on a day-to-day basis by management of Supreme Corporation (“Supreme”), our wholly-owned and principal operating subsidiary, which is the source of virtually all of our revenues and business expenses.  The primary role of the holding company is to facilitate capital markets financing transactions, mergers and acquisitions, and other long-range strategies.

We have concluded that six independent directors, representing a majority of our nominees for director, is appropriate given the size of our business, but enables the Company to obtain the benefits of diverse expertise, skill sets, and backgrounds for proper governance of the Company.  The Company had three committees in 2013 - the Audit Committee, the Compensation Committee, and the Executive Search Committee, although the Executive Search Committee’s work was completed with the hiring of Mr. Weber for the position of President and Chief Executive officer in 2013.  The Audit Committee and the Compensation Committee are comprised solely of independent directors.  Our Audit Committee Charter and our Compensation Committee Charter are available at our website www.supremeind.com.   Nomination of directors is determined by the independent directors.  Matters relating to other governance issues are managed by the Board of Directors.  This structure enables effective communication among the directors by utilizing their participation in all of the critical areas of governance including risk oversight and interaction with management.  The Board of Directors adopted a policy which provides for our independent directors to rotate the chairing of the periodic meetings of independent directors so that each of the directors will have an opportunity to set the agenda and chair the meeting.  This results in there being no need to designate a lead director at present, but the Board of Directors retains the ability to modify this structure if circumstances warrant.

Our Board of Directors and principal executive officers have significant ownership of the equity securities of the Company.  As a result, the Board of Directors believes that management focuses on both the short- and long-term objectives of the Company with neither being disadvantaged by the other. Management bonuses each year are tied to the profitability of Supreme and also to the future values of the Company’s equity securities through options and common share ownership.  As a result, the Board of Directors has concluded that the incentive promoting structure of the Company does not promote risks that are inappropriate for the operation of the business.

The Board of Directors has assessed the composition of the Board and has concluded that the Board has the appropriate mix of business experience and skills to address effectively the Company’s business needs and challenges.  In view of the small size of the Board of Directors, there are no membership requirements based on race or gender.  However, we believe that our Board of Directors does have a wide range of diversity with regard to professional experience, skills, education, and other attributes that contribute to the Board’s ability to operate in the long-range best interests of the Company’s stockholders.

Independence

The Board of Directors has determined that the following six directors have no material relationship with the Company that would interfere with the exercise of independent judgment and are “independent” within the meaning of the NYSE MKT director independence standards:  Robert J. Campbell, Edward L. Flynn, Thomas B. Hogan, Jr., Arthur J. Gajarsa, Mark C. Neilson, and Wayne A. Whitener.

Committees

The Audit Committee is comprised of Messrs. Hogan (Chairman), Neilson, Campbell, and Flynn.  The Audit Committee met eight times during 2013.  The purpose and functions of the Audit Committee are to: appoint or terminate the independent auditors; evaluate and determine compensation of the independent auditors; review the scope of the audit proposed by the independent auditors; review quarterly condensed consolidated financial statements and the annual audited consolidated financial statements prior to issuance; consult with the independent auditors on matters relating to internal financial controls and procedures; and make appropriate reports and recommendations to the Board of Directors.  In carrying out the functions of the Audit Committee, the members of the Audit Committee rely on an Audit Committee Charter.

The Compensation Committee is comprised of Messrs. Gajarsa (Chairman), Campbell, Flynn, and Neilson.  The Compensation Committee met four times during 2013. The purpose and functions of the Compensation Committee are to: (i) assist the Board in the discharge of its fiduciary responsibilities relating to the determination and execution of the Company’s compensation philosophy as it pertains to the fair and competitive compensation of the Company’s executive officers; (ii) provide overall guidance with respect to the establishment, maintenance, and administration of the Company’s compensation programs, including stock and benefit plans; and (iii) oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs.  The Compensation Committee will periodically review the levels of compensation, perquisites, and other personal benefits provided by the Company to insure that compensation levels are reasonable, fair, and competitive.  In carrying out the functions of the Compensation Committee, the members of the Compensation Committee rely on a Compensation Committee Charter.

The Compensation Committee has available to it the resources and authority necessary to properly discharge its duties and responsibilities, including the authority to retain independent compensation consultants and other expert advisors.  In addition, the Compensation Committee sometimes utilizes survey information provided by compensation consultants in recommending compensation levels.

In 2012, the Board retained the services of Hay Group, a global management consulting firm, for assistance in setting the 2013 compensation packages for senior executives, including Messrs. Long and Oium.  The Hay Group examined the applicable positions and provided pay comparisons for similarly situated chief financial officers, and vice presidents with responsibility for operations, including items such as base salary, incentive pay, and customary perquisites.  Those recommendations were provided to the Board, which used them as a guideline in setting the amount of total compensation for Messrs. Long and Oium, and in determining how total potential compensation should be allocated across the different elements of compensation.  The Board does not follow a definitive policy when determining the mix of, and structure for, total compensation.  Rather, it considers factors such as achievement of corporate and individual goals, level of experience, responsibilities, demonstrated performance, time with the Company, retention considerations, and any other consideration the Board deems relevant.  The Board does, however, endeavor to ensure that an appropriate amount of compensation is paid in the form of equity so as to ensure that the interests of executives align with the interests of shareholders.  The Board again retained the services of the Hay Group in 2013 for assistance in setting a compensation package for Mr. Weber when he was retained as President and CEO.  Their recommendations were provided in a framework similar to that used in setting the compensation of other senior executives, and were provided to the Executive Search Committee and the full Board for use as guidelines in negotiating and approving Mr. Weber’s employment agreement.

The Executive Search Committee was a special purpose committee, composed of Messrs. Gajarsa (Chairman), Flynn, Hogan, and Neilson, which was charged with conducting the search for a new Chief Executive Officer for the Company.  That committee met four times in 2013.

The Company does not have a standing Nominating Committee, and nominations for directors are made by the Company’s independent directors.  The Board of Directors believes that, considering the size of the Company and the Board of Directors, nominating decisions can be made effectively on a case-by-case basis, and there is no need for the added formality of a Nominating Committee.  In carrying out the functions of a Nominating Committee, the independent directors do not rely on a Nominating Committee Charter.  The independent directors of the Company utilize the following criteria as guidelines in considering nominations to the Company’s Board of Directors. The criteria include:

•                  personal characteristics, including such matters as integrity, age, education, diversity of skills, opinions, perspectives, professional experiences, education and backgrounds, and absence of potential conflicts of interest with the Company or its operations;

•                  the availability and willingness to devote sufficient time to the duties of a director of the Company;

•                  experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•                  experience in the Company’s industry and with relevant social policy concerns;

•                  experience as a board member of another publicly held company;

•                  academic expertise in an area of the Company’s operations; and

•                  practical and mature business judgment.

The criteria are not exhaustive, and the independent directors may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The independent directors’ goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In order to ensure that the Board consists of members with a variety of perspectives and skills, the independent directors have not set any minimum qualifications and also consider candidates with appropriate non-business backgrounds. Other than ensuring that at least one member of the Board is a financial expert and that the overall composition of the Board meets all applicable independence requirements, the independent directors do not have any specific skills that they believe are necessary for any individual director to possess. Instead, the independent directors evaluate potential nominees based on the contribution such nominee’s background and skills could have upon the overall functioning of the Board.

Acting in the capacity of a Nominating Committee, the independent directors have not adopted any policy with regard to the consideration of director candidates recommended by security holders for the reason that such a policy is deemed unnecessary since at no time in the history of the Company has any such recommendation ever been received from any of the Company’s security holders.

Mr. Peter D. Barrett is standing for election and was nominated by the independent directors due to his experience as a director of a manufacturing company and his experience in sales, marketing and product development.  Mr. Barrett was known to the Board through his common service on the Smoker Craft, Inc. board with Mr. Neilson, and through his father.

Meetings

During the year ended December 28, 2013, the Board of Directors held five special meetings in addition to its regular meeting.  All of the directors listed herein attended 75% or more of the total meetings of the Board and of the committees on which they serve.

The Company encourages all directors to attend its Annual Meeting of Stockholders.  All of the directors attended the Annual Meeting of Stockholders held in May of 2013.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s officers and directors, including the Company’s principal executive officer and principal financial and accounting officer.  The code has been posted in the Shareholder Information section of the Company’s website, www.supremeind.com.

Stockholder Communications

The Company has established a process for stockholders to send their communications to the Board of Directors. Any stockholder who desires to contact an individual director, the entire Board of Directors, or a committee of the Board of Directors may mail a written communication to the Chief Executive Officer of the Company c/o Chief Executive Officer, Supreme Industries, Inc., 2581 East Kercher Road, P.O. Box 237, Goshen, Indiana 46528.  The Chief Executive Officer will submit all stockholder communications to the appropriate directors, unless the communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contributions, or a communication of a similar nature. A stockholder communication relating to the Company’s accounting, internal accounting controls, or auditing will be referred to the members of the Audit Committee.

The Chief Executive Officer will send a written acknowledgment to a stockholder upon receipt of his or her communication submitted in accordance with the provisions set forth in this proxy statement unless such stockholder communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contributions, or a communication of a similar nature. A stockholder wishing to contact the directors may do so anonymously; however, stockholders are encouraged to provide the name in which the Company’s shares of stock are held and the number of such shares held.

The following communications to the directors will not be considered a stockholder communication: (i) communication from a Company officer or director; (ii) communication from a Company employee or agent, unless submitted solely in such employee’s or agent’s capacity as a stockholder; and (iii) any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act.

AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent registered public accounting firm (“independent auditors”) and management to review accounting, auditing, internal controls, and financial reporting matters.  The Audit Committee Charter is available on the Company’s website, www.supremeind.com.

The members of the Audit Committee are “independent” as defined in Sections 803.A. and 803.B. of the listing standards of the NYSE MKT and Rule 10A-3(b)(1) under the Exchange Act.  All members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement.  The Board of Directors has determined that Messrs. Hogan and Neilson qualify as “Audit Committee Financial Experts” as defined in the regulations promulgated under the Exchange Act, and their experience and backgrounds are described in the biographical data under Proposal No. 1.  The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls.  The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.  The Audit Committee has the authority and available funding to engage any independent legal counsel and any accounting or other expert advisors as necessary to carry out its duties.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2013 Annual Report to Stockholders.  Management has confirmed to us that such financial statements:  (i) have been prepared with integrity and objectivity and are the responsibility of management and; (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

We have discussed with Crowe Horwath LLP, the Company’s Independent Registered Public Accounting Firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”).  Auditing Standard No. 16 requires the Company’s independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to: (i) their responsibility under auditing standards of the PCAOB (United States); (ii) significant accounting policies; (iii) management’s judgments and estimates; (iv) any significant audit adjustments; (v) any disagreements with management; and (vi) any difficulties encountered in performing the audit.

We have received from Crowe Horwath LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” with respect to any relationships between Crowe Horwath LLP and the Company which, in their professional judgment, may reasonably be thought to bear on their independence.  Crowe Horwath LLP has discussed its independence with us and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2013 Annual Report to Stockholders, we recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America.  That is the responsibility of management and the Company’s independent auditors.  In giving our recommendation to the Board of Directors, we have relied on: (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles; and (ii) the report of the Company’s independent auditors with respect to such financial statements.

The Audit Committee:

Thomas B. Hogan, Jr. (Chair)
Robert J. Campbell
Edward L. Flynn
Mark C. Neilson

PRINCIPAL ACCOUNTING FEES AND SERVICES

The accounting firm of Crowe Horwath LLP (“Crowe Horwath”) served as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 28, 2013.  Crowe Horwath has served as auditors for the Company since October 9, 2001.

Audit Fees.  The aggregate fees billed for professional services rendered by Crowe Horwath for the audit of our annual financial statements and preissuance reviews of the financial statements included in our quarterly reports on Form 10-Q were $245,000 for fiscal 2013 and $219,350 for fiscal 2012.

Audit-Related Fees.  The aggregate fees billed for professional services by Crowe Horwath for assurance and related services reasonably related to the audit and review services described under “Audit Fees” above were $10,475 for fiscal 2013 and $10,000 for fiscal 2012.  The amounts shown consist of fees for benefit plan audits and other various assurance services.

Tax Fees.  The aggregate fees billed for professional services by Crowe Horwath for tax compliance, tax advice, and tax planning services were $189,305 for fiscal 2013 and $210,575 for fiscal 2012.

All Other Fees.  The aggregate fees billed for professional services by Crowe Horwath for services other than those described above were $0 for fiscal 2013 and 2012.

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent audit firm engaged to conduct the annual audit of the Company’s consolidated financial statements.  In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the independent auditors, and such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Exchange Act, as amended, to management.  The Audit Committee pre-approved fees for all audit and non-audit services provided by the independent audit firm during the fiscal year ended December 28, 2013, as required by the Sarbanes-Oxley Act of 2002.

The Audit Committee has considered whether the providing of non-audit services has been compatible with maintaining the independent auditor’s independence and has advised the Company that, in its opinion, the activities performed by Crowe Horwath on the Company’s behalf were compatible with maintaining the independence of such auditors.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation earned by the Company’s two Chief Executive Officers during 2013, and the two other most highly compensated executive officers of the Company (the “Named Executive Officers”) during the last completed fiscal year.  As discussed below in the section titled “Employment Contracts,” the Company has entered into employment contracts with Messrs. Weber, Long, and Gardner.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary	Bonus	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation (3)	Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Mark D. Weber (1)	2013	$250,673	$—	$395,000	$—	$144,150	$—	$103,130	$892,953
Chief Executive Officer

Matthew W. Long	2013	$237,081	$—	$95,681	$—	$93,698	$—	$16,591	$443,051
Chief Financial Officer	2012	$225,000	$—	$—	$—	$95,681	$—	$12,028	$332,709

Michael L. Oium (5)	2013	$200,577	$—	$67,433	$—	$67,947	$—	$5,275	$341,232
Vice President, Operations

Herbert M. Gardner	2013	$113,876	$102,894	$—	$—	$—	$—	$76,552	$293,322
Chairman of the Board	2012	$114,215	$79,000	$—	$—	$—	$—	$70,841	$264,056

(1)         Mr. Weber joined the Company as Chief Executive Officer of the Company on May 6, 2013.

(2)         The amounts in column (e) reflects the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 of awards pursuant to the Company’s 2012 Long Term Incentive Plan, and the 2004, 2001, and 1998 Stock Option Plans.  Assumptions used in the calculation of these amounts are included in Note 1 of the Company’s consolidated financial statements for the fiscal year ended December 28, 2013, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2014.

(3)         2013 payments represent performance payments earned in 2013 pursuant to the Company’s 2013 Cash and Equity Bonus Plan.  2012 payment represents performance payment earned in 2012 pursuant to the Company’s 2012 Cash and Equity Bonus Plan.

(4)         Significant amounts are itemized in the following table.

(5)         Mr. Oium was made an executive officer on May 6, 2013.

All Other Compensation

	Year	Auto Allowance and Vehicle Insurance	Life Insurance Reimbursement	Income Tax on Life Insurance	Housing and Relocation Expenses	Other	Total All Other Compensation
Mark D. Weber (1)	2013	$11,415	$—	$—	$72,770	$18,945	$103,130
Chief Executive Officer

Matthew W. Long (2)	2013	$12,000	$—	$—	$—	$4,591	$16,591
Chief Financial Officer	2012	$12,000	$—	$—	$—	$28	$12,028

Michael L. Oium (3)	2013	$687	$—	$—	$—	$4,588	$5,275
Vice President, Operations

Herbert M. Gardner (4)	2013	$16,708	$30,000	$29,844	$—	$—	$76,552
Chairman of the Board	2012	$15,876	$30,000	$24,965	$—	$—	$70,841

(1)         For Mr. Weber, a relocation bonus of $60,000, legal expense of $16,609 related to Mr. Weber’s hiring, auto allowance, temporary housing costs, mileage, moving costs, closing costs, COBRA reimbursement, and group term life perquisite.

(2)         For Mr. Long, auto allowance for $12,000, Supreme match under the 401(k) Plan, and group term life perquisite.

(3)         For Mr. Oium, auto allowance, Supreme match under the 401(k) Plan, and group term life perquisite.

(4)         For Mr. Gardner, auto allowance of $11,800, personal auto insurance perquisite, life insurance perquisite of $30,000, and life insurance “gross-up” perquisite of $29,844.

Outstanding Equity Awards At Fiscal Year End

The following table provides information concerning the holdings of stock options and restricted stock awards by the Named Executive Officers at December 28, 2013.

	Option Awards				Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
								Equity
								Incentive Plan
								Awards:
								Market or
							Equity Incentive	Payout Value
	Number of	Number of			Number of		Plan Awards:	of Unearned
	Securities	Securities			Shares or	Market Value	Number of	Shares Units
	Underlying	Underlying			Units of	of Shares or	Unearned Shares,	or Other
	Unexercised	Unexercised	Option	Option	Stock That	Units of Stock	Units or Other	Rights That
	Options	Options	Exercise	Expiration	Have Not	That Have Not	Rights That Have	Have Not
Name	Exercisable	UnExercisable	Price	Date	Vested	Vested	Not Vested	Vested
Mark D. Weber (1)					92,578	$395,000	92,578	$395,000
Matthew W. Long (2)					27,524	$95,682	27,524	$95,682
Michael L. Oium (3)					19,398	$67,433	19,398	$67,433
	10,573	—	$1.35	10/27/2015
	11,550	—	$1.48	6/25/2016
	18,900	—	$2.12	9/30/2017
Herbert M. Gardner	30,510	—	$5.51	4/29/2014
	32,111	—	$4.62	5/7/2015
	15,750	—	$1.48	6/25/2016
	31,500	—	$2.12	9/30/2017

(1)             Mr. Weber was issued 92,578 shares of restricted stock on May 6, 2013. These shares of restricted stock vest 33% on May 6, 2014, 33% on May 6, 2015, and 34% on May 6, 2016 (provided Mr. Weber remains employed by the Company at those dates). Mr. Weber has full voting and dividend rights on all of his shares of restricted stock.

(2)             Mr. Long was issued 27,524 shares of restricted stock on February 19, 2013. On February 19, 2014, 33% of these shares of restricted stock vested.  The remainder of these shares of restricted stock will vest 33% on February 19, 2015, and 34% on February 19, 2016 (provided Mr. Long remains employed by the Company at those dates). Mr. Long has full voting and dividend rights on all of his shares of restricted stock.

(3)             Mr. Oium was issued 19,398 shares of restricted stock on February 19, 2013. On February 19, 2014, 33% of these shares of restricted stock vested.  The remainder of these shares of restricted stock will vest 33% on February 19, 2015, and 34% on February 19, 2016 (provided Mr. Oium remains employed by the Company at those dates). Mr. Oium has full voting and dividend rights on all of his shares of restricted stock.

NARRATIVE DESCRIPTION OF COMPENSATION ARRANGEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following summaries describe potential payments payable to our Named Executive Officers upon termination of employment or a change in control.  The actual payments to Named Executive Officers are contingent upon many factors as of the time benefits would be paid, including elections by the executive and tax rates as well as the discretion of the Board of Directors or a committee designated by the Board of Directors.

The Amended and Restated 2004 Stock Option Plan

The Company’s Amended and Restated 2004 Stock Option Plan provides that upon the effective date of a “change in control” (as defined in the Amended and Restated 2004 Stock Option Plan), all options will become immediately exercisable.  In addition, upon the Named Executive Officer’s death or disability, any options that would have become exercisable had the Named Executive Officer remained employed through the vesting date immediately following the date of his death or disability will become immediately exercisable.  The Amended and Restated 2004 Stock Option Plan also provides that if vesting is based upon the attainment of one or more “performance goals” (as defined in the Amended and Restated 2004 Stock Option Plan), the pro-rata portion of the Named Executive Officer’s options that would have become exercisable had he or she remained employed through the vesting date immediately following the date of his or her death or disability (or such other date as may be determined by the Compensation Committee in its sole discretion) will become immediately exercisable.

The 1998 Stock Option Plan and the 2001 Stock Option Plan

The terms of the 1998 Stock Option Plan and the 2001 Stock Option Plan are substantially similar.  Although these plans do not provide for acceleration of vesting upon termination of a Named Executive Officer, the plans provide for varying time periods for the exercise of options, which time periods are based on the manner in which the Named Executive Officer has been terminated. Under these plans, if a Named Executive Officer voluntarily terminates his or her employment or is terminated for “cause” (as defined in the 1998 Stock Option Plan and the 2001 Stock Option Plan), then the portion of an option that remains unexercised, including that portion that is not yet exercisable, at the time of the Named Executive Officer’s termination of employment, will terminate and cease to be exercisable immediately upon such termination.  If the Named Executive Officer is terminated without cause, then he or she will have the right for 30 days following such termination to exercise any options that are exercisable as of the date of such termination, and thereafter any remaining options will terminate and cease to be exercisable. If the Named Executive Officer ceases to be employed due to disability, then he or she will have the right for 90 days after the date of termination to exercise any options that are exercisable on the date of his or her termination of employment, and thereafter any remaining options will terminate and cease to be exercisable.  If the Named Executive Officer’s employment is terminated due to death, then his or her legal representatives will have six months following the date of the Named Executive Officer’s death to exercise any options that are exercisable on the date of his or her death, and thereafter any remaining options will terminate and cease to be exercisable.

The 2013 Cash and Equity Bonus Plan

During 2013, the Company established the 2013 Cash and Equity Bonus Plan (the “Bonus Plan”), the equity portions of which were established pursuant to the Company’s 2012 Long Term Incentive Plan.  The Bonus Plan is intended to provide financial incentives to executives and other key employees of the Company through the use of “at risk” variable pay tied to specific performance goals.  Participants in the Bonus Plan, including Messrs. Weber, Long, and Oium had the opportunity to earn a bonus paid out in the form of cash, as well as a bonus paid out in the form of equity, for the attainment of specified goals during the 2013 fiscal year.

With respect to Mr. Weber, the Compensation Committee made recommendations to the Company’s Board of Directors, which then acted to establish his target award, quantitative performance goals, and qualitative performance goals.  The Compensation Committee establishes target awards, quantitative goals, and qualitative goals for the other participants.

Mr. Weber’s cash target award was 55% of his base salary amount.  His equity target was also 55% of his base salary amount.  Mr. Long’s cash target award was 37.8% of his base salary amount.  His equity target was also 37.8% of his base salary amount.  Mr. Oium’s cash target award was 32.4% of his base salary amount.  His equity target was also 32.4% of his base salary amount.

Quantitative target goals selected for Messrs. Weber, Long, and Oium included:

•                  net sales of $274,079,000 and operating income of $13,124,000;

•                  gross margin of 16.6%; and

•                  EBITDA/average equity based on forecast (22.8%).

Quantitative goal achievement was weighted 50% for the first goal, subdivided into 1/3 for the net sales goal and 2/3 for the operating income goal, and 25% for each of the remaining goals.

Qualitative goals selected included:

•                  the successful transition to the new CEO

•                  improvements to the regional plants completed; and

•                  the successful completion of three personal goals.

Qualitative goal achievement weighted these qualitative goals one third each, with the third goal further subdivided into 1/3 attainment for each personal goal.

Award achievement was weighted so that quantitative performance goals accounted for two thirds and qualitative performance goals accounted for one third of the total award.  Participants could earn from 0 to 125% of his or her target for achievement of quantitative goals and could earn from 0% to 100% of his or her target for achievement of qualitative goals.

In March of 2014, after completion of the Company’s fiscal year, the Compensation Committee met to certify performance goal attainment and determined the award payable to each participant.  It was determined that award attainment for Messrs. Weber, Long, and Oium was 104.55% of target.

Mr. Weber received, after pro-rating to coincide with time in service, a lump sum cash payment in the amount of $144,150 and an equity award grant of 20,982 restricted shares of Company stock.  Mr. Long received a lump sum cash payment in the amount of $93,698 and an equity award grant of 13,638 restricted shares of Company stock.  Mr. Oium received a lump sum cash payment in the amount of $67,967 and an equity award grant of 9,890 restricted shares of Company stock.  These restricted shares will vest in three equal increments in March of 2015, 2016, and 2017.  Under the terms of the 2012 Long Term Incentive Plan, should these executives terminate their employment with the Company, any unvested portion of their restricted stock awards will be forfeited.  Under the terms of their award agreements, and consistent with the terms of the plan, should any change in control of the Company occur, vesting of their awards will immediately accelerate.  The plan does have a recoupment feature, meaning that if the Board learns of any intentional misconduct by a participant which directly contributes to the Company having to restate all or a portion of its financial statements, the Board may, in its sole discretion, require the participant to reimburse the Company for the difference between any awards paid to the participant based on achievement of financial results that were subsequently the subject of a restatement and the amount the participant would have earned as awards under the Bonus Plan based on the financial results as restated.  Mr. Gardner did not participate in the Bonus Plan.

Ownership Transaction Incentive Plan

The Company’s Ownership Transaction Incentive Plan (the “OTIP”) provides that, upon a “change of control” (as defined in the OTIP), certain employees of the Company are entitled to receive a percentage of the difference between the per share value of the total cash proceeds or the per share fair market value of any other consideration received by the Company or the Company’s stockholders in connection with a change of control minus $2.50 (such amount being the “Value”) as described below with such amount then being multiplied by the number of outstanding shares of common stock of the Company immediately prior to the change of control.  The aggregate amount of payments to be made under the OTIP is equal to the number of outstanding shares of common stock immediately prior to the change of control multiplied by the sum of (i) 7% multiplied by the Value until the Value reaches $5.00, plus (ii) 8% multiplied by the amount of any Value above $5.00 and up to $7.00, plus (iii) 9% multiplied by the amount of any Value above $7.00.  For example, if a change of control occurs in which the Company’s common stock is sold for $9.00 per share, then the aggregate amount of payments to be made is equal to the number of outstanding shares of common stock immediately prior to the change of control multiplied by $0.52 (which is the sum of (i) 7% multiplied by $2.50 (the Value up to $5.00); (ii) 8% multiplied by $2.00 (the Value between $5.00 and $7.00) and (iii) 9% multiplied by $2.00 (the Value over $7.00)).  Certain employees are eligible to participate in the OTIP upon a change of control.

Mr. Weber is a participant in the OTIP and his aggregate share is 23.75% of the bonus pool.  Mr. Long is a participant in the OTIP and his aggregate share is 17% of the bonus pool.  Mr. Oium is a participant in the OTIP and his aggregate share is 11.75% of the bonus pool.  If prior to a change of control, any of the current participants in the OTIP resign from the Company or are terminated for “cause” (as defined in the OTIP), such participant shall immediately forfeit any rights to receive payment under the OTIP.  If prior to a change of control, any of the current participants in the OTIP are terminated without cause, such participant’s right to receive a percentage of the aggregate amount described above upon a change of control shall be forfeited six months after the termination without cause.

Mark Weber’s Employment Agreement and Severance Agreement

In connection with naming Mr. Weber as their President and Chief Executive Officer, the Company entered into an employment agreement (the “Weber Employment Agreement”) with him.  The term of the Weber Employment Agreement is from May 6, 2013, to May 5, 2016, with an automatic renewal for successive one (1) year periods unless either party provides notice of non-renewal at least 90 days prior to the end of the term then in effect.  The agreement calls for Mr. Weber to receive a monthly base salary of $32,916.67 and a car allowance of $1,000 per month.  Per the agreement, Mr. Weber received an initial grant of the Company’s restricted stock having an aggregate fair market value on the date of grant of $395,000 with the restricted stock vesting equally over three years.  The agreement also permitted Mr. Weber a relocation bonus of $60,000.  For each post-2013 year during his term of employment, based on achieving performance goals to be set in the future, Mr. Weber will receive a grant of equity having an aggregate fair market value on the date of the grant up to 55% of his annual base salary with such grant vesting equally over three years. For 2013, as discussed above, Mr. Weber was entitled to receive an annual bonus opportunity of up to a prorated portion of 55% of his base salary payable if certain performance standards were met under the Bonus Plan.  For future years, he will be entitled to receive an annual bonus opportunity of up to 55% of his base salary based on achieving performance goals to be set in the future.  As discussed above, the agreement entitles Mr. Weber to participate in the OTIP.

If Mr. Weber is terminated by the Company other than for “cause” (c) as defined in the Employment Agreements or Mr. Weber terminates his employment for “good reason” (c) as defined in the Employment Agreements, he will receive payment of 12 months’ base salary for the year of termination plus a prorated bonus for the year of termination payable at the same time as bonuses would otherwise be payable under the Company’s annual bonus plan (subject to achievement of applicable performance goals).

Matthew W. Long’s Employment Agreement

On December 29, 2011, the Company entered into an employment agreement (the “Long Employment Agreement”) with its Chief Financial Officer, Treasurer, and Assistant Secretary, Matthew W. Long.  On March 30, 2012, Mr. Long assumed the position of interim Chief Executive Officer which he held until May 6, 2013.  Under the Long Employment Agreement, Mr. Long will receive a base annual salary of $225,000, less applicable taxes and other legal withholdings.  Mr. Long’s employment is on an “at-will” basis.  However, he must provide the Company with 60 days’ advance notice of his resignation.   In the event that (i) there is a “change of control” of the Company (c) as defined in the Long Employment Agreements, or change in the Company’s President, prior to April 17, 2015, that directly results in the involuntary termination of Mr. Long’s employment, or Mr. Long is terminated by the Company other than for “cause” as defined in the Long Employment Agreements, or Mr. Long terminates his employment for “good reason” (c) as defined in the Long Employment Agreements, he will receive an amount equal to one year’s base salary as of the time of termination, less applicable taxes and other legal withholdings (“Severance”).  To receive the Severance, Mr. Long must sign a Termination, Severance and Release Agreement (“Severance Agreement”) substantially in the form attached as Exhibit “A” to the Long Employment Agreement and return such Severance Agreement to the Company within 50 days of the Company’s provision of the Severance Agreement to him.  The Long Employment Agreement expires April 17, 2015.

The Long Employment Agreement contains a covenant not to compete which provides that, during a period of one year following the cessation of Mr. Long’s employment with the Company, Mr. Long shall not, directly or indirectly for himself or on behalf of any other person or business entity, engage in any capacity with a competing business.  This covenant not to compete is limited to a territory consisting of those counties (or similar political subdivisions) in which Mr. Long performed services during his employment with the Company, in which he received the Company’s confidential information, in which an office of the Company is located for which Mr. Long had supervisory or managerial responsibilities, or in which any Company office is located that was Mr. Long’s primary office or an office from which he regularly worked during his employment with the Company.

Herbert M. Gardner’s Employment Contract

The Board approved an Amended and Restated Employment Contract (the “Gardner Employment Contract”) between the Company and Mr. Herbert M. Gardner effective January 1, 2005.  The Gardner Employment Contract is automatically extended for one additional day so that a constant three-year term is always in effect.  In consideration of services to be provided to the Company, the Gardner Employment Contract provides for Mr. Gardner to receive (in addition to certain fringe benefits): (1) annual base compensation of $108,000 (which monthly payments are to be offset by all other fees paid to Mr. Gardner for serving as a member of the Board of Directors and any committee of the Company and its subsidiaries); and (2) if the pre-tax earnings of the Company exceed $2,000,000, an incentive bonus of $36,000, plus an amount equal to 0.6% of the amount by which such pre-tax earnings exceed $2,000,000.

Under the Gardner Employment Contract, if he dies, suffers a “disability,” is terminated by the Company without “cause,” or terminates the Gardner Employment Contract for “good reason” (as such terms are defined in the Gardner Employment Contract), then Mr. Gardner or his dependents will be paid his base salary for the remainder of the term of the Gardner Employment Contract and the “proportionate share” of his targeted bonus.  The Gardner Employment Contract defines Mr. Gardner’s proportionate share as a fraction the numerator of which is the number of days in such calendar year ending with the end of the term of the Gardner Employment Contract and the denominator of which is the total number of days in such calendar year.  If Mr. Gardner is terminated (other than for cause), he will also be entitled to maintain his fringe benefits, including his medical benefits, dental benefits, vision benefit, and insurance benefits.  In addition to his base salary, proportionate share of his bonus, and fringe benefits discussed above, if Mr. Gardner is terminated (other than for cause), then the Company will either sell or lease to him the automobile that the Company is providing to him.  In such case, the Company will, not later than March 15 following the end of the calendar year in which his employment terminates, either sell him the automobile for $10 along with any insurance coverage (if assignable) or assign to him all of the Company’s interest in and to any lease.  Upon termination of such lease, the Company will purchase the leased automobile and convey ownership to him.  If the Company terminates Mr. Gardner for gross misconduct materially injurious to the Company, then he will not receive any termination payments or benefits.

Under the Gardner Employment Contract, the definition of “good reason” includes a “change in control” (as defined in Exhibit “A” to the Gardner Employment Contract).  Notwithstanding the foregoing, in the event payments are being made to Mr. Gardner on account of a change in control based upon a hostile takeover of the Company, the pre-tax incentive bonus discussed above will be determined based upon the highest pre-tax earnings of the Company in the three calendar years immediately preceding the calendar year in which termination occurs.

DIRECTOR COMPENSATION

Based upon an independent survey conducted by the Hay Group, on June 7, 2012 the Board approved the following director compensation. Outside directors are paid $1,000 for each Board, Audit, Compensation, or special committee meeting attended. The Chairman of the Audit Committee is paid an additional $10,000 annually. The Chairman of the Compensation Committee is paid an additional $7,500 annually. An annual stock award is paid to each outside director equal to $27,500 divided by the closing sales price of such stock on the business day immediately preceding the date awarded.  This grant is made in quarterly increments.  An annual cash retainer of $18,000 is paid to each outside director and made in quarterly installments.  Additionally, each director is reimbursed for out-of-pocket expenses incurred in attending board or committee meetings.

The following table summarizes the compensation earned by outside directors during fiscal year 2013:

(a)	(b)	(c)	(d)	(e)
Name	Fees Earned Or Paid in Cash	Stock Awards (1)	All Other Compensation	Total

Robert J. Campbell	$39,376	$27,500	$—	$66,876
Edward L. Flynn	$42,376	$27,500	$—	$69,876
Arthur J. Gajarsa	$53,842	$27,500	$—	$81,342
Thomas B. Hogan, Jr.	$44,500	$27,500	$—	$72,000
Mark C. Neilson	$48,626	$27,500	$—	$76,126
Wayne A. Whitener	$24,000	$27,500	$—	$51,500

(1)         The amounts in column (c) reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB Topic 718.  These stock awards were valued on the basis of the market value of the Company’s Class A Common Stock on the business day immediately preceding the date awarded.

(2)         Messrs. Gardner, Barrett, and Weber receive compensation per their employment agreements and do not receive any additional compensation for their service as Directors of the Company.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE
COMPANY TO INCREASE THE AGGREGATE NUMBER OF SHARES OF CLASS A
COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 20,000,000 TO
25,000,000 SHARES

The Company’s Board of Directors has adopted, declared advisable, and is submitting for stockholder approval an amendment of the Company’s Certificate of Incorporation, as amended, to increase the authorized shares of the Company’s Class A Common Stock from 20,000,000 to 25,0000,000.  On March 14, 2014 there were 14,603,821 shares of the Company’s Class A Common Stock and 1,771,949 shares of the Company’s Class B Common Stock (convertible to Class A shares on a one-to-one basis) outstanding.  In addition, 1,050,000 shares of Class A Common Stock were reserved for issuance in connection with the Company’s various compensation plans, including outstanding stock options, leaving 2,574,230 shares of stock currently unreserved and available for future use.

The Company’s Certificate of Incorporation also authorizes Class B Common Stock and Preferred Stock.  However, the proposed amendment does not increase the number of shares of Class B Common Stock and Preferred Stock that the Company is authorized to issue.  The par value of the Class A Common Stock is likewise unaffected by this proposal.

The Company recommends that its stockholders adopt the following resolution to approve the amendment and increase of shares:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the first sentence of Article 4.a. thereof so that, as amended, the first sentence of said Article shall be and read as follows:

“4.a.  Class A Common Stock.  The aggregate number of shares of Class A Common Stock which the Corporation may issue is 25,000,000 shares with a par value of $.10.”

The Board is recommending this increase in authorized shares of Class A Common Stock primarily to give the Company appropriate flexibility to issue shares for future corporate needs.  The shares may be issued by the Board in its discretion, subject to any further stockholder action that may be required in case of any particular issuance by applicable law, regulatory agency, or under rules of the NYSE MKT stock exchange.  The newly authorized shares would be available for purposes including future acquisitions, capital raising transactions, stock splits, stock dividends, issuance under current or future equity compensation plans, employee stock and savings plans, or for other corporate purposes.  There are no current plans, arrangements, agreements, commitments, or understandings with respect to the issuance of any additional shares of Class A Common Stock.  Further, the proposed increase in Class A Common Stock is not in response to efforts by any party to acquire or gain control of the Company.  However, the Board of Directors believes that these additional shares will provide the Company with needed ability to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance.

The additional authorized shares of Class A Common Stock, if and when issued, would be a part of the existing class of Class A Common Stock and would have the same rights and privileges as the shares of Class A Common Stock currently outstanding.

Future issuances of Class A Common Stock or securities convertible into common stock will decrease the relative percentage equity ownership of our stockholders, thereby diluting the voting power of their Class A Common Stock, and, depending on the price at which the additional shares are issued, may also be dilutive to the earnings per share of the Class A Common Stock.  The holders of Class A Common Stock have no preemptive rights, and the Board of Directors has no plans to grant such rights with respect to any such shares.  In addition, the availability of additional shares of Class A Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company in that additional shares could be issued in one or more transactions that could make a change of control or takeover of the Company more difficult or by the issuance of additional shares to certain persons allied with the Company’s management that could make it more difficult to remove such persons.  This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Some existing provisions of our Certificate of Incorporation, as amended, and bylaws may be deemed to have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in that stockholder’s best interests.  These provisions could limit the price that investors might be willing to pay in the future for shares of the Class A Common Stock.

•                  Authorized but unissued shares.  The authorized but unissued shares of our Class A Common Stock are available for future issuance without stockholder approval unless such approval is required by applicable law or listing rules of an applicable securities exchange.  The existence of authorized but unissued and unreserved Class A Common Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

•                  Amendment to bylaws.  The Board of Directors is authorized to make, alter, or repeal the Company’s bylaws without further stockholder approval.

•                  Vacancies in the Board.  Any vacancy in the Board of Directors existing for any reason may be filled by the remaining directors.

•                  Special meeting of stockholders.  The Company’s bylaws provide that special meetings of stockholders may be called only by the Company’s Chairman of the Board of Directors, Chief Executive Officer, President, or the Board of Directors.

•                  Issuance of preferred stock.  The Company’s Certificate of Incorporation, as amended, provides that the Board of Directors may issues shares of preferred stock without stockholder approval, which might adversely affect voting or other rights evidenced by the Class A Common Stock and discourage an unsolicited proposal to acquire the Company.

Finally, we are subject to the restrictions contained in Section 203 of the General Corporation Law of the State of Delaware, which we refer to as Section 203.  Section 203 provides that an interested stockholder may not engage in specified business combinations with a corporation for a period of three years after the date on which the person became an interested stockholder. An “interested stockholder” is a person who owns 15% or more of the outstanding voting stock of a corporation or a person who is an affiliate or associate of the corporation and, within the preceding three-year period, owned 15% or more of the outstanding voting stock. Delaware law defines the term “business combination” to encompass a wide variety of transactions with, or caused by, an interested stockholder, including mergers, asset sales and transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. This provision of Delaware law has an anti-takeover effect for transactions not approved in advance by the Board, including discouraging takeover attempts that might result in a premium over the market price for shares of our common stock. As a result, any person who owns at least 15% of the outstanding shares of our common stock could not pursue a takeover transaction that was not approved by the Board.

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware.

The Board of Directors recommends a vote FOR Proposal No. 2.

EQUITY COMPENSATION PLANS

The following table summarizes the securities authorized for issuance under the 2012 Long Term Incentive Plan and the 2004, 2001, and 1998 Stock Option Plans which have been approved by the Board of Directors and ratified by the Company’s stockholders.  There are no equity compensation plans which have not been approved by the Company’s stockholders.

(c)
Number of securities
	(a)		remaining available for
	Number of securities to be	(b)	future issuance under
	issued upon exercise of	Weighted-average exercise	equity compensation plans
	outstanding options,	price of outstanding options,	(excluding securities
Plan Category	warrants, and rights	warrants, and rights	reflected in column (a))

Equity compensation plans approved by security holders	524,511	$2.81	779,996

Long-Term Equity-Based Incentives

The Company believes that the best way to align the interests of the named executive officers and its stockholders is for such officers to own a meaningful amount of the Company’s Common Stock.  In order to reach this objective and to retain its executives, the Company grants equity-based awards to the Named Executive Officers under its 2012 Long Term Incentive Plan and the 2004, 2001, and 1998 Stock Option Plans.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Set forth below are the related party transactions for fiscal 2012.  There were no related party transactions for fiscal 2013 or the current fiscal year.

As part of its original acquisition on January 19, 1984, of the specialized vehicle manufacturing business now being operated by it, Supreme Indiana Operations, Inc. (“Supreme Indiana”), the wholly-owned operating subsidiary of Supreme Industries, Inc., acquired an option to purchase certain real estate and improvements at its Goshen, Indiana, and Griffin, Georgia, facilities, leased to it by lessors controlled by the sellers of such business.  The option agreement provided that the option would expire on January 8, 1989, and that, prior to that time, it could be assigned to either or both of William J. Barrett and Herbert M. Gardner, members of the Company’s Board of Directors.

On July 25, 1988, Supreme Indiana assigned the option (with the consent of the grantors of the option) to a limited partnership (the “Partnership”).  The general partner of the Partnership is Supreme Indiana, owning a 1.0% interest, and the limited partnership interests therein are owned (directly or indirectly) by individuals including Mr. Barrett, Mr. Gardner, and Mr. Campbell, all of whom are members of the Company’s Board of Directors, and each of whom owns a 12.375% limited partnership interest in the Partnership.

In a transaction consummated on July 25, 1988, the Partnership exercised the option and purchased all of the subject real estate and improvements.  Also on July 25, 1988, the Partnership and Supreme Indiana entered into new leases covering Supreme facilities in Goshen, Indiana, and Griffin, Georgia at initial rental rates equivalent to those paid pursuant to the lease agreements with the prior lessors.  The actual amount paid to the Partnership in 2012 for rental was $658,118.   The leases contain options to purchase the properties for an aggregate initial price of $2,765,000 (subject to increases after the first year based upon increases in the Consumer Price Index).  Both of the above leases were extended for additional five-year terms ending on July 25, 2015 under lease extension agreements which were dated to be effective July 25, 2010.  The total rental payments for the first year of the five-year extended terms amounted to $683,016 with the rent for each year thereafter to be adjusted upward or downward by the amount of the increase or decrease in the Consumer Price Index using July 2010, as the base period and June of each succeeding year thereafter as the comparative period.  On December 19, 2012, Supreme Indiana terminated the leases by exercising its options to purchase the properties. The total purchase price of the options was $5,394,586.

On March 24, 2011, Supreme Indiana entered into an Option Agreement (the “Option Agreement”) pursuant to which Supreme Indiana granted Barrett Gardner Associates, Inc. (“Barrett Gardner”), an entity which is owned by Messrs. William J. Barrett and Herbert M. Gardner, each a Director of the Company, the right to purchase the Company’s California manufacturing facility (the “California Real Estate”).  This transaction was required by the Company’s former bank as a condition of the former Credit Agreement.  On May 12, 2011, Barrett Gardner assigned the Option Agreement to BFG2011 Limited Liability Company (“a related party”) (“Purchaser”).  Then, Purchaser exercised its rights under the Option Agreement and purchased the California Real Estate following which it leased such California Real Estate back to Supreme Indiana.  As part of the purchase price of the sale segment of the sale/leaseback transaction, Supreme Indiana received a 35.48% ownership interest (4,950 Common Units) in Purchaser, and Messrs. William J. Barrett, Herbert M. Gardner, and Edward L. Flynn (together) contributed $900,000 in cash for a (combined) 64.52% ownership interest in Purchaser (9,000 Preferred Units).

In accordance with the Option Agreement, Supreme Indiana and Purchaser entered into a Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated May 3, 2011 (as amended by that certain Amendment to Escrow Instructions dated as of the closing date, the “Purchase Agreement”) in which Purchaser agreed to purchase the California Real Estate for $4,100,000 comprised of the following amounts:  (a) a $100,000 deposit made pursuant to the Option Agreement, (b) $3,000,000 paid in cash at the closing, (c) a grant to Supreme Indiana of the 34% equity interest in Purchaser described above valued at $495,000 (included in other assets on the October 1, 2011 balance sheet), and (d) a credit in the amount of $505,000 based on the lack of brokerage commissions and the nature of the transaction.  Supreme Indiana paid the closing costs associated with the transaction, including the escrow fees, transfer taxes, title policies and other transaction costs.  Supreme Indiana has provided Purchaser with an agreement to indemnify Purchaser from losses, damages and claims arising from the condition of the California Real Estate at closing and a breach by Supreme Indiana of its representations and warranties. Supreme Indiana’s indemnity obligations survive the closing of the sale.

Concurrently with the closing of the sale of the California Real Estate to Purchaser, Supreme Indiana leased from Purchaser the California Real Estate (the “Sale Leaseback Transaction”) for a term of twenty years pursuant to that certain AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease dated as of the closing date (the “Lease”).  The base rent for the first five years of the term is $24,000 per month.  Base rent was to be adjusted after the fifth year of the term to ensure that the base rent equated to fair market value and based on any increases in Purchaser’s financing costs.  The Lease was a triple net lease, and Supreme Indiana was responsible for payment of all costs relating to the leased premises, including state income taxes on rental income received.  Supreme Indiana was granted a purchase option and right of first refusal with respect to the California Real Estate through April 30, 2016.  In addition, Supreme Indiana was granted a one-time right of first offer with respect to the California Real Estate that continues until the expiration of the term of the Lease. In connection with the Sale Leaseback Transaction, the Company received a fairness opinion issued by a third party valuation consultant stating that the proposed transactions were fair from a financial point of view to the stockholders of the Company.

On December 19, 2012, Supreme Indiana terminated the Lease by exercising its option to purchase the California Real Estate. The total purchase price was $4,100,000.

PROPOSAL NO. 3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Crowe Horwath LLP to continue as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 27, 2014.  In the event that ratification of this appointment of auditors is not approved by a majority of the combined shares of the Class A Common Stock and the Class B Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, then the Audit Committee will reconsider its appointment of independent auditors.  In this case, the Audit Committee may, in its discretion, continue the Company’s relationship with Crowe Horwath LLP.  In addition, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if the Audit Committee believes that such an appointment would be in the best interests of the Company’s stockholders.

Representatives of Crowe Horwath LLP will be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and also will be available to respond to appropriate questions at the Annual Meeting.  Proposal No. 3 is for the ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2014.

The Board of Directors recommends a vote FOR Proposal No. 3.

OTHER MATTERS

The Company’s management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting.  However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS

A stockholder proposal intended to be presented at the Company’s Annual Meeting of Stockholders in 2015 must be received by the Company at its principal executive offices in Goshen, Indiana, on or before December 18, 2014, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

In order for a stockholder proposal made outside of Rule 14a-8 to be considered timely within the meaning of Rule 14a-4(c), such proposal must be received by the Company at its principal executive offices in Goshen, Indiana, no later than March 3, 2015.

FINANCIAL STATEMENTS

The Company’s Annual Report to Stockholders for the fiscal year ended December 28, 2013, accompanies this proxy statement.

SUPREME INDUSTRIES, INC. 2581 E. KERCHER RD. GOSHEN, IN 46528 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M71870-P50774 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SUPREME INDUSTRIES, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain 1a. Edward L. Flynn 1b. Mark C. Neilson 1c. Mark D. Weber The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To amend the Certificate of Incorporation of the Company to increase the aggregate number of shares of Class A Common Stock that the Company is authorized to issue by adopting the following resolution: RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the first sentence of Article 4.a. thereof so that, as amended, the first sentence of said Article shall be and read as follows: "4.a. Class A Common Stock. The aggregate number of shares of Class A Common Stock which the Corporation may issue is 25,000,000 shares with a par value of $.10"; and 3. To ratify the selection of Crowe Horwath LLP as the Company's Independent Registered Public Accounting Firm. NOTE: To transact such other business as may properly come before the meeting and any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com. M71871-P50774 SUPREME INDUSTRIES, INC. 2581 East Kercher Road, Goshen, Indiana 46528 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Mark D. Weber and William J. Barrett, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Class A Common Stock of Supreme Industries, Inc. (the Company) held of record by the undersigned on March 14, 2014, at the Annual Meeting of Stockholders to be held on May 7, 2014, or at any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS NO. 2 AND NO. 3. Continued and to be signed on reverse side